NET BRANCH AGREEMENT

THIS AGREEMENT is made this 2nd day of March, 2002, By and between Global Lending Group, Inc. A Florida corporation, hereinafter referred to as "GLG" and American First Financial, Inc. a Florida Corporation, hereinafter referred to as "AFFI".

Whereas, "GLG" will be a licensed mortgage lender doing business on a national basis, who wishes to establish a net branch relationship with "AFFI" for the purpose of origination and processing of mortgage loans, both retail, and wholesale.

Whereas, "AFFI" has demonstrated the experience, knowledge, and skills necessary to manage the origination and processing of mortgage loans.

Whereas, both "AFFI" and "GLG" are desirous of entering into this Agreement to provide for their mutual understandings and for the scope of their association.

NOW THEREFORE, in consideration of the foregoing and their mutual covenants and Agreement herein contained, IT IS MUTUALLY AGREED AS FOLLOWS:

1. **TERM OF THIS AGREEMENT:**

   The term of this Agreement shall be perpetual until unless terminated in accordance with the provisions hereinafter stated.

2. **NET BRANCH FORMATION AND OPERATION:**

   A. "AFFI" will operate as a dba of "GLG" until such time as it has obtained its own licensing and investor and warehouse line of credit approvals. At that time "AFFI" at its option may terminate this Agreement.

   B. "AFFI" will be responsible for any and all expenses of the branch operation.

3. **COMPENSATION:**

   A. Compensation for "AFFI" will include all origination points, discount points, closing costs, or fees of any kind charged to the borrower on any loan.

   B. "AFFI" will also receive any yield-spread, volume or service release premiums paid by an investor when the loan is sold.

   C. Compensation for "GLG" is that "AFFI" is paying all of the costs for "GLG" to obtain its Lenders License and all of the investor approvals needed to conduct business as a mortgage banking operation.

4. LOAN EXPENSES:

A. "AFFI" is responsible for all hard costs or expenses of any kind associated with the underwriting, closing, funding, and selling of a loan. Said costs may include, but are not limited to the following;

- Express mail or shipping charges.
- Investor fees or loan purchase charges.
- Warehouse bank fees and interest.
- Flood cert. and tax service fees.
- Closing documents.
- Wire fees.
- Credit reports.

B. As many as possible of the above, and any other expenses, are to be paid directly by "AFFI". Any expenses paid by "GLG" are to be re-paid immediately from loan proceeds.

C. "AFFI" hereby agrees that they are responsible for losses of any kind on loans that are closed and funded by them.

6. TERMINATION:

Only "AFFI" may terminate this agreement by giving sixty (60) days written notice to "GLG".

7. NOTICES:

Any notice given pursuant to or in connection with this Agreement shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, to the main office of "AFFI" located at 601 Cleveland Street, Suite 370 Clearwater, FL 33755 or in the case of "GLG" at 1645 Bellrose Drive North Clearwater Fl. 33756.

8. ASSIGNMENT:

"AFFI" may not assign any of their rights under this Agreement to any party without the written permission of "GLG".

9. ARBITRATION:

Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any Florida court having jurisdiction thereof or a court where the headquarters of "GLG" exists.

10. SEVERABILITY:

In the event any provision of this agreement or any portion thereof shall be deemed invalid or unenforceable for any reason, that portion or provision shall be deemed deleted and this Agreement shall be governed, interpreted, and enforced in all respects as if such invalid or unenforceable provision were originally omitted from it.

11.WAIVER:

The waiver of either party of a breach of any provision of this agreement shall not operate as, or be construed as a waiver of any subsequent breach.

12. GOVERNING LAW:

This Agreement, and the rights and obligations of the parties hereto, shall be construed in accordance with, and be governed by the laws of the State of Florida, without giving effect to any conflict of laws or choice of law rules.

13. ENTIRE AGREEMENT:

Each party hereto acknowledges that they have read this agreement, understand it, and agrees to be bound by its terms and further acknowledges and agrees that it is the complete and exclusive statement of the Agreement and understanding of the parties regarding the subject matter hereof, which supersedes and merges all prior proposals, agreements and understandings, oral or written. In the event of any conflict between this Agreement and the terms of any other statements now existing hereafter or promulgated, the terms of this Agreement shall control.

In witness whereof, the parties have executed this Agreement as of the date first written above.

GLOBAL LENDING GROUP, INC.

By________________________

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Witness

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AMERICAN FIRST FINANCIAL, INC.

By________________________ PRES.

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Witness

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